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                                                                       Exhibit D





               AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT


                 AMENDMENT NO. 1, dated as of July 11, 1994 (this "Amendment"), to the Registration Rights Agreement, dated as of July 7, 1992 (as amended by this Amendment, the "Registration Rights Agreement"), among Kendall International, Inc., a Delaware corporation formerly named CDK Holding Corporation (the "Company"), and The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a partnership organized under the laws of Connecticut, Joseph Littlejohn & Levy Fund, L.P., a partnership organized under the laws of Delaware, Mutual Series Fund Inc., FIMA Finance Management Inc., Leeway & Co., Richard A. Gilleland and Carrie Gilleland, and The Clayton & Dubilier Private Equity Fund III Limited Partnership, a partnership organized under the laws of Connecticut.

                 WHEREAS, one or more of the parties to or beneficiaries of the Registration Rights Agreement that are partnerships may distribute Warrants and/or Reallocation Certificates (as each such term is defined in the Registration Rights Agreement) held by them to their respective partners; and

                 WHEREAS, the parties to the Registration Rights Agreement desire to extend the rights and obligations under the Registration Rights Agreement to such partners with respect to the Warrants, Common Stock issuable upon exercise of Warrants and Common Stock issuable upon exercise of Reallocation Certificates that may be held by such partners;

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                 SECTION 1. Defined Terms. Unless otherwise defined in this Amendment, terms used herein that are defined in the Registration Rights Agreement are so used as so defined.

                 SECTION 2. Amendments to the Registration Rights Agreement. The Registration Rights Agreement is hereby amended as follows:

                 The definition of "Permitted Transferee" in Section 1.1 of the Registration Rights Agreement is hereby






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amended by deleting the word "or" preceding clause (vi) of such definition, inserting the words "or (vii) with respect to Warrants, Reallocation Certificates or shares of Common Stock issuable upon exercise of Warrants or Reallocation Certificates, the partners of a partnership that is such Person;" after the semi-colon following clause (vi) thereof and deleting the words "clauses (i) through (vi)" in the final proviso to such definition and inserting in lieu thereof the words "clauses (i) through (vii)".

                 SECTION 3. Effectiveness of Amendment. This Amendment shall become effective as of the date hereof upon the execution of a counterpart of this Amendment by the Holders of not less than 95% of the Common Stock constituting Registrable Securities and the Holders of a majority of Warrants.

                 SECTION 4. Continuing Effect of the Registration Rights Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Registration Rights Agreement except solely to the extent expressly stated herein. Except as expressly amended hereby, the provisions of the Registration Rights Agreement are and shall remain in full force and effect.

                 SECTION 5. Miscellaneous. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment. The Registration Rights Agreement as amended hereby contains the entire understanding of the parties thereto and hereto in respect of the subject matter contained therein and herein and the transactions contemplated thereby and hereby. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter thereof or hereof, other than those expressly set forth or referred to therein or herein. The Registration Rights Agreement as amended hereby supersedes all prior agreements and understandings between the parties thereto and hereto with respect to the subject matter thereof and hereof. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE




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WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO APPLICABLE
PRINCIPLES OF CONFLICT OF LAWS.


                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers or representatives as of the date first above written.


                                           JOSEPH LITTLEJOHN & LEVY
                                              FUND, L.P.

                                           By:     JLL ASSOCIATES LP.,
                                                      General Partner


                                           By:      /s/ Paul S. Levy
                                                   ------------------------
                                                   Name:   Paul S. Levy
                                                   Title:  General Partner


                                           THE CLAYTON & DUBILIER PRIVATE
                                              EQUITY FUND IV LIMITED
                                              PARTNERSHIP

                                           By:     CLAYTON & DUBILIER ASSOCIATES
                                                      IV LIMITED PARTNERSHIP,
                                                      General Partner


                                           By:      /s/ Joseph L. Rice, III
                                                   ------------------------
                                                   Name:   Joseph L. Rice, III
                                                   Title:  General Partner


                                           FIMA FINANCE MANAGEMENT INC.


                                           By:      /s/ Richard S. Borosoff
                                                   ------------------------
                                                   Name:   Richard S. Borosoff
                                                   Title:  Attorney-in-Fact





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                                           LEEWAY & CO.

                                           By:     STATE STREET BANK AND TRUST
                                                      COMPANY


                                           By:
                                                   ------------------------
                                                   Name:
                                                   Title:


                                           MUTUAL SERIES FUND INC.


                                           By:      /s/ E.N. Cohernour
                                                   ------------------------
                                                   Name:   E.N. Cohernour
                                                   Title:  General Counsel &
                                                           Secretary


                                           RICHARD A. GILLELAND



                                           -----------------------------


                                           CARRIE GILLELAND



                                           -----------------------------



                                           THE CLAYTON & DUBILIER PRIVATE
                                              EQUITY FUND III LIMITED
                                              PARTNERSHIP

                                           By:     CLAYTON & DUBILIER ASSOCIATES
                                                      III, LIMITED PARTNERSHIP,
                                                      General Partner


                                           By:      /s/ Joseph L. Rice, III
                                                   ------------------------
                                                   Name:   Joseph L. Rice, III
                                                   Title:  General Partner





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                         ACKNOWLEDGMENT BY THE COMPANY

                 The undersigned hereby acknowledges the foregoing Amendment No. 1 to the Registration Rights Agreement and agrees that it shall be bound by the Registration Rights Agreement as so amended.

                                           KENDALL INTERNATIONAL, INC.



                                           By:  /s/ Richard A. Gilleland
                                                -------------------------
                                                Name:   Richard A. Gilleland
                                                Title:  Chairman, President and
                                                        Chief Executive Officer





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